As filed with the Securities and Exchange Commission on March 1, 2010
Registration No. 333-147001

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form F-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
(Post-Effective Amendment No. 1)
_________________

DHT MARITIME, INC.
(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. Employer Identification No.)

26 New Street St. Helier, Jersey JE23RA Channel Islands (Address of Principal Executive Offices)
CT Corporation 111 Eighth Avenue New York, New York 10011 (212) 550-9100 (Name, address and telephone number, including area code, of agent for service)
Copies to: Erik R. Tavzel, Esq. Cravath, Swaine & Moore LLP Worldwide Plaza 825 Eighth Avenue New York, NY 10019 (212) 474-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐ Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Accelerated filer ☑ Smaller reporting company ☐

DEREGISTRATION

DHT Maritime, Inc. (the “Company”) is filing this Post−Effective Amendment No. 1 to the registration statement on Form F−3, Registration No. 333-147001, dated October 29, 2007, as amended by Amendment No. 1, dated August 12, 2008 (collectively, the “Registration Statement”), pertaining to the sale of the Company’s common stock, preferred stock and debt securities (collectively, the “Securities”), which may be sold from time to time in one or more offerings of one or more series up to a total aggregate amount of $200,000,000.

Pursuant to the prospectus supplement, dated April 30, 2008, the Company sold $96,600,000 of its common stock, par value $0.01 per share.  Accordingly, a balance of $103,400,000 of Securities remains unissued and available under the Registration Statement.  The Company is filing this Post−Effective Amendment No. 1 to the Registration Statement pursuant to Rule 478 under the Securities Act of 1933, as amended, to deregister all Securities that remain unissued under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3, and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oslo, Norway.

DHT Maritime, Inc.

By: /s/ Eirik Ubøe
Eirik Ubøe
Chief Financial Officer
(Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
*	Chief Executive Officer (Principal Executive Officer)	March 1, 2010
OLE JACOB DIESEN
*	Chief Financial Officer (Principal Financial and Accounting Officer)	March 1, 2010
EIRIK UBØE
*	Chairman of the Board	March 1, 2010
ERIK A. LIND
*	Director	March 1, 2010
RANDEE DAY
*	Director	March 1, 2010
ROLF A. WIKBORG
*	Authorized Representative in the United States	March 1, 2010
DONALD J. PUGLISI
Managing Director Puglisi & Associates
/s/ EIRIK UBØE
* By: EIRIK UBØE Attorney-in-Fact